EXHIBIT 99.2

DIGITAL MUSIC GROUP, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

The following unaudited pro forma combined condensed financial statements are based on the historical financial statements of Digital Music Group, Inc., Digital Musicworks International, Inc., Rio Bravo Entertainment LLC Carve Out Segment described below, and Digital Rights Agency, LLC, after giving effect to the merger of Digital Music Group, Inc. and Digital Musicworks International, Inc. as a purchase of Digital Musicworks International, Inc. by Digital Music Group, Inc. using the purchase method of accounting, with Digital Musicworks International, Inc. designated as the acquiror for accounting purposes, the purchase of certain assets of Rio Bravo Entertainment LLC by Digital Music Group, Inc. by adjusting for the removal of the assets and liabilities not being acquired by Digital Music Group, Inc., and the merger of Digital Music Group, Inc. and Digital Rights Agency, LLC using the purchase method of accounting and the other assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements. The acquisitions of Digital Musicworks International, Inc. and Rio Bravo Entertainment LLC Carve Out Segment were completed on February 7, 2006 and the acquisition of Digital Rights Agency was completed on September 8, 2006.

The unaudited pro forma combined condensed financial statements are based in part upon (i) the audited financial statements of Digital Music Group, Inc. and Digital Musicworks International, Inc. for the year ended December 31, 2005 included in the Digital Music Group, Inc. Annual Report on Form 10-K for the year ended December 31, 2005; (ii) the unaudited financial statements of Digital Music Group, Inc. for the six months ended June 30, 2006 included in the Digital Music Group, Inc. Quarterly Report on Form 10-Q for the six months ended June 30, 2006; (iii) the unaudited financial statements of Rio Bravo Entertainment LLC Carve Out Segment for the year ended December 31, 2005, which have been prepared on the same basis as the audited financial statements, and in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustment, necessary for a fair presentation of such data; (iv) the audited financial statements of Digital Rights Agency LLC for the year ended December 31, 2005 included in Exhibit 99.1 hereto and (v) the unaudited financial statements of Digital Rights Agency LLC for the six months ended June 30, 2006 included in Exhibit 99.1 hereto. There were no transactions within the combined group. Accordingly, no amounts were required to be eliminated in the combination. The unaudited pro forma combined condensed balance sheet as of June 30, 2006 is presented to give effect to the merger of Digital Music Group, Inc. and Digital Rights Agency, LLC as if the acquisitions occurred on June 30, 2006. The unaudited pro forma combined condensed statement of operations for the year ended December 31, 2005 and the six months ended June 30, 2006 are presented to give effect to the merger of Digital Music Group, Inc., Digital Musicworks International, Inc. and Digital Rights Agency, LLC and acquisition of certain assets of Rio Bravo Entertainment LLC as if the acquisitions occurred on January 1, 2005.

Because these unaudited pro forma combined condensed financial statements have been prepared based on preliminary estimates of fair values and do not include liabilities, if any, which are not presently estimable, the actual amounts recorded may differ materially from the information presented in these unaudited pro forma combined condensed financial statements.

The unaudited pro forma combined condensed financial information is not intended to represent or be indicative of the combined results of operations or financial condition of Digital Music Group, Inc. that would have been reported had the acquisitions described above been completed as of the date presented, and should not be taken as representative of the future combined results of operations or financial position of Digital Music Group, Inc.

DIGITAL MUSIC GROUP, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

June 30, 2006

	Digital Music Group, Inc. Historical	Digital Rights Agency Historical	Pro Forma Adjustments			Pro Forma Digital Music Group, Inc.
Assets
Current assets:
Cash and cash equivalents	$30,112,537	$1,378,687		$(3,300,000	)(a)	$28,191,224
Accounts receivable	302,609	757,005		—		1,059,614
Current portion of advance royalties	345,352	—		—		345,352
Marketable securities, at fair value	—	9,192		—		9,192
Prepaid expenses and other current assets	548,263	5,791		—		554,054

Total current assets	31,308,761	2,150,675		(3,300,000)		30,159,436
Furniture and equipment, net	389,492	61,375		—		450,867
Digital music rights, net	1,494,884	—		1,689,000	(b)	3,183,884
Master recordings, net	1,581,872	—		—		1,581,872
Royalty advances, less current portion	1,258,506	—		—		1,258,506
Goodwill	—			3,522,311	(c)	3,522,311
Other assets	39,142	—		—		39,142

Total assets	$36,072,657	$2,212,050		$1,911,311		$40,196,018

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$340,130	$51,601	$			$391,731
Accrued liabilities	71,192	—				71,192
Royalties payable	385,559	1,943,162				2,328,721
Accrued compensation and benefits	65,997	—				65,997
Notes payable to a related party	—	223,542				223,542
Current portion of capital lease obligations	58,480	3,948				62,428

Total current liabilities	921,358	2,222,253				3,143,611
Capital lease obligations, less current portion	24,621	15,419				40,040
Other long-term liabilities	106,326	49,539				155,865

Total liabilities	1,052,305	2,287,211				3,339,516

Commitments and contingencies
Stockholders’ and members equity (deficit):
Preferred stock, no par value, 1,000,000 shares authorized: none issued and outstanding at June 30, 2006	—	—		—		—
Common stock, $0.01 par value, 30,000,000 shares authorized: 8,614,941 issued and outstanding at June 30, 2006	86,150	—		4,200	(d)	90,350
Members’ capital	—	163,587		(163,587	)(e)	—
Additional paid-in capital	38,139,722	—		1,831,950	(d)	39,971,672
(Accumulated deficit) retained earnings	(3,205,520)	(232,129)		232,129	(d)	(3,205,520)
Unrealized loss on marketable securities	—	(6,619)		6,619	(d)	—

Total stockholders’ equity (deficit)	35,020,352	(75,161)		1,911,311		36,856,502

Total liabilities and stockholders’ equity (deficit)	$36,072,657	$2,212,050		$1,911,311		$40,196,018

DIGITAL MUSIC GROUP, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2005

	Digital Music Group, Inc. Historical	Digital Musicworks International, Inc. Historical	Rio Bravo Entertainment LLC Carve Out Segment Historical	Digital Rights Agency, LLC	Pro Forma Adjustments		Pro Forma Digital Music Group, Inc.
Revenue	$—	$679,975	$376,266	$2,650,304	$—		$3,706,545
Cost of revenue	—	550,168	290,935	2,214,476	363,161	(f)	3,418,740

Gross profit	—	129,807	85,331	435,828	(363,161)		287,805
Selling, general and administrative expenses	75,055	1,550,424	12,141	468,100	—		2,105,720

(Loss) income from operations	(75,055)	(1,420,617)	73,190	(32,272)	(363,161)		(1,817,915)
Interest income	—	5,568	—	2,680	—		8,248
Interest expense	(10,333)	(141,765)	—	—	—		(152,098)

(Loss) income before income taxes	(85,388)	(1,556,814)	73,190	(29,592)	(363,161)		(1,961765)
Income taxes	—	(800)	—	—	—		(800)

Net (loss) income	(85,388)	(1,557,614)	73,190	(29,592)	(363,161)		(1,962,565)
Change in unrealized loss on marketable securities	—	—	—	(5,374)	—		(5,374)

Comprehensive (loss) income	$(85,388)	$(1,557,614)	$73,190	$(34,966)	$(363,161)		$(1,967,939)

Net loss per common share—basic	$(0.04)	$(0.18)					$(0.38)

Net loss per common share—diluted	$(0.04)	$(0.05)					$(0.38)

Weighted average common shares outstanding—basic	2,235,890	8,596,110			(5,712,000	)(g)(h)	5,120,000

Weighted average common shares outstanding—diluted	2,425,000	29,917,390			(27,222,390	)(g)(h)	5,120,000

DIGITAL MUSIC GROUP, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2006

	Digital Music Group, Inc. (DMI as the accounting acquirer)	Digital Music Group, Inc. (prior to acquisition)	Rio Bravo Entertainment LLC Carve Out Segment (prior to acquisition)	Digital Rights Agency, LLC	Pro Forma Adjustments	Pro Forma Digital Music Group, Inc.
Revenue	$1,560,187	$—	$63,196	$3,242,162	$—	$4,865,545
Cost of revenue	870,173	—	60,712	2,746,485	120,643 (i)	3,798,013

Gross profit	690,014	—	2,484	495,677	(120,643)	1,067,532
Selling, general and administrative expenses	2,294,862	10,000	624	479,204	—	2,784,690

(Loss) income from operations	(1,604,848)	(10,000)	1,860	16,473	(120,643)	(1,717,158)
Interest income	608,006	—	—	5,923	—	613,929
Interest expense	(6,066)	(4,667)	—	(262)	—	(10,995)

(Loss) income before income taxes	(1,002,908)	(14,667)	1,860	22,134	(120,643)	(1,114,224)
Income taxes	(400)	—	—	—	—	(400)

Net (loss) income	$(1,003,308)	$(14,667)	$1,860	$22,134	$(120,643)	$(1,114,624)

Change in unrealized loss on marketable securities	—	—	—	(1,245)	—	(1,245)

Comprehensive (loss) income	$(1,003,308)	$(14,667)	$1,860	$20,889	$(120,643)	(1,115,869)

Net loss per common share—basic	$(0.14)					$(0.14)

Weighted average common shares outstanding—basic	7,266,804				934,365 (j)	8,201,169

DIGITAL MUSIC GROUP, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

1.	Basis of Presentation

The accompanying unaudited pro forma combined balance sheet of Digital Music Group, Inc. (“the Company”) at June 30, 2006 is presented as if the acquisition of Digital Rights Agency, LLC had occurred on June 30, 2006. The pro forma combined condensed statements of operations of Digital Music Group, Inc. (“the Company”) for the year ended December 31, 2005 and the six months ended June 30, 2006 are presented as if the acquisitions of Digital Musicworks International, Inc., Digital Rights Agency, LLC and certain assets of Rio Bravo Entertainment LLC (“Rio Bravo”) occurred on January 1, 2005 and January 1, 2006, respectively. These unaudited pro forma combined condensed financial statements are based upon the historical financial statements of Digital Music Group, Inc., Digital Musicworks International, Inc., the unaudited financial statements of Rio Bravo Entertainment LLC Carve Out Segment and Digital Rights Agency, LLC after considering the effect of the adjustments described in these footnotes. Digital Musicworks International, Inc. has been designated as the acquiror for accounting purposes.

The accompanying unaudited pro forma combined condensed financial statements do not give effect to any cost savings, revenue synergies or restructuring costs which may result from the integration of Digital Musicworks International, Inc. and Digital Rights Agency, LLC operations and certain assets of Rio Bravo Entertainment LLC. Further, actual results may be different from these unaudited pro forma combined financial statements.

2.	The Acquisitions

In September 2005, the Company entered into an agreement and plan of reorganization to acquire all of the outstanding common and preferred shares of Digital Musicworks International, Inc., a California corporation, including all shares that may be issued upon the exercise of outstanding options and warrants to purchase common stock of Digital Musicworks International, Inc. that terminated if not exercised, in exchange for 2,250,000 shares of the Company’s common stock. This acquisition closed on February 7, 2006. Also in September 2005, the Company entered into an asset purchase agreement to acquire certain agreements for digital rights to music recording and assume certain distribution agreements of Rio Bravo Entertainment LLC, a Delaware limited liability company doing business as Psychobaby, in exchange for 25,000 shares of the Company’s common stock. This acquisition also closed on February 7, 2006.

On September 8, 2006, the Company entered into an Agreement and Plan of Merger with Digital Rights Agency, LLC whereby it acquired all the ownership interest in Digital Rights Agency, LLC in exchange for $3,200,000 in cash, 420,000 shares of Company common stock and a warrant for 150,000 shares of common stock at an exercise price of $5.57 per share.

The estimated purchase price of Digital Rights Agency, LLC consists of the following:

Cash consideration	$3,200,000
Common stock issued (420,000 shares at $4.14 per share)	1,738,800
Estimated liabilities assumed	2,287,211
Estimated acquisition costs	100,000
Estimated fair value of common stock warrants issued	97,350

$7,423,361

Under purchase accounting the total estimated purchase price will be allocated to Digital Rights Agency, LLC’s assets and liabilities based on their relative fair values. For purposes of this pro forma financial information, the estimated purchase price has been allocated based on a preliminary estimate of the fair value of the assets and liabilities acquired. The allocation of cash and accounts receivable and other current assets is based on the estimated values as of June 30, 2006. The final allocation may be different from that reflected herein. The preliminary purchase price allocation is as follows:

Cash	$1,378,687
Accounts receivable and other current assets	771,970
Furniture and equipment	61,375
Digital rights	1,689,000
Goodwill	3,522,311

$7,423,361

The Company is obligated to pay up to $1,155,000 in cash and 87,000 shares of common stock in additional consideration if certain financial targets are achieved through December 31, 2007. Any additional consideration obligation will be recognized when deemed probable and will be allocated to Goodwill.

3.	Proforma Adjustments

(a)	Represents cash payments to former members of Digital Rights Agency, LLC of $3,200,000, and estimated acquisition costs of $100,000.

(b)	To record the estimated fair value of Digital Rights Agency, LLC’s content contracts as digital music rights.

(c)	To record the excess of purchase price over the net assets acquired from Digital Rights Agency, LLC as goodwill.

(d)	To record common stock and warrants issued in connection with the acquisition of Digital Rights Agency, LLC.

(e)	To eliminate the equity accounts of Digital Rights Agency, LLC.

(f)	Represents the amortization of the estimated fair value of digital music rights acquired from Rio Bravo and Digital Rights Agency, LLC over their estimated remaining lives of two years and seven years, respectively.

(g)	Represents the adjustment to reduce historical combined shares outstanding to 5,120,000 shares of Digital Music Group, Inc. issued and outstanding upon completion of the acquisitions described above. Such shares include 2,425,000 shares of Digital Music Group, Inc. outstanding at December 31, 2005, plus the 2,250,000, 25,000 and 420,000 shares issued in connection with the acquisitions of Digital Musicworks International, Inc., certain assets of Rio Bravo Entertainment LLC and Digital Rights Agency, LLC, respectively, as if they were issued and outstanding on the first day of the period being reported.

(h)	Represents the adjustment and elimination of the basic and diluted number of shares of Digital Musicworks International, Inc. which were converted into 2,250,000 shares of Digital Music Group, Inc. upon consummation of the acquisitions described above.

(i)	Represents the amortization of the estimated fair value of digital music rights acquired from Digital Rights Agency, LLC over seven years.

(j)	Includes 420,000 shares issued in the acquisition of Digital Rights Agency, LLC and an incremental 514,365 shares issued for the purchase of Digital Music Group, Inc. and Rio Bravo because 1,935,635 shares are already included in the Company’s historical weighted average shares outstanding for the six months ended June 30, 2006.